Certification under Rule 466

The depositary, JPMorgan Chase Bank, N.A. represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (ASLAN Pharmaceuticals Limited, No. 333-224273) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A., as Depositaryz

/s/ Gregory A. Levendis
Name: Gregory A. Levendis
Title: Executive Director